UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

ESSA Pharma Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-37410 (Commission File Number)	98-1250703 (IRS Employer Identification No.)

Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada (Address of principal executive offices)		V5Z 1K5 (Zip Code)

Registrant’s telephone number, including area code: (778) 331-0962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPIX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Reports on Form 8-K filed by ESSA Pharma Inc., a company existing under the laws of the Province of British Columbia (the “Company”) with the Securities and Exchange Commission (the “SEC”), the Company entered into a Business Combination Agreement, dated as of July 13, 2025 (as amended by that certain Amendment Agreement, dated as of September 23, 2025, the “Agreement”), by and among the Company, XenoTherapeutics, Inc., a Massachusetts non-profit corporation (“Xeno”), Xeno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Xeno (“Purchaser”), and solely for purposes of Section 10.16 thereof, XOMA Royalty Corporation, a Nevada corporation, pursuant to which Xeno agreed to acquire all of the issued and outstanding common shares (the “Shares”) of the Company pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). The Arrangement was consummated on October 9, 2025 (the “Closing Date”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated by reference herein.

Subject to the terms and conditions set forth in the Agreement and the Arrangement, on October 9, 2025, each Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) was converted automatically into the right to receive US$0.1242 per Share, plus one contingent value right (“CVR”) per Share, which CVR represents the right to receive up to approximately US$0.14 per CVR and payable within specified periods following the close of the Arrangement. The potential CVR payment of US$0.14 per Share represents up to US$6.7 million in the aggregate that may be distributed to CVR holders depending on the outcome and related expenses of certain contingent liabilities.

The foregoing summary description of the completion of the Arrangement does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 14, 2025, including the Amendment Agreement, which was filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company with the SEC on September 24, 2025.

Item 3.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Arrangement, the Company (i) notified the Nasdaq Capital Market LLC (“Nasdaq”) of the consummation of the Arrangement and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on October 10, 2025 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Purchaser intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Arrangement, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Purchaser.

Item 5.02	Departure of Directors; Election of Directors; Appointment of Certain Officers.

In connection with the Arrangement and pursuant to the terms of the Agreement, at the Effective Time, each of the directors of the Company resigned from the board of directors of the Company.

Pursuant to the terms of the Agreement, at the Effective Time, the sole director of Purchaser became the sole director of the surviving corporation following the completion of the Arrangement. The sole director of Purchaser immediately prior to the Effective Time was Jon Adkins. The sole officer of Purchaser immediately prior to the Effective Time was Jon Adkins, serving as President, Treasurer and Secretary.

Item 8.01	Other Events.

On October 9, 2025, the Company issued a press release announcing the closing of the Arrangement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of ESSA Pharma Inc. issued on October 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSA PHARMA INC.
(Registrant)
Date: October 9, 2025
	By:	/s/ David Wood
Name: David Wood
Title: Chief Financial Officer